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                         UNITED ASSET MANAGEMENT CORPORATION
                                                                      Exhibit 11
                        CALCULATION OF EARNINGS PER SHARE (1)
                       (In thousands, except per-share amounts)
                                     (Unaudited)


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Three Months Ended March 31,                         1997               1996(2)
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Common and common equivalent shares:
    Net income                                  $  24,055          $  19,487
    Adjustments thereto (3)                             -                611
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    Adjusted net income                         $  24,055          $  20,098
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    Average shares outstanding                     69,332             67,847
    Adjustments thereto (3)                         4,109              4,782
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    Shares used in computation                     73,441             72,629
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Per share                                            $.33               $.28
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Common shares  - assuming full dilution:
    Net income                                  $  24,055          $  19,487
    Adjustments thereto (3)                             -                220
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    Adjusted net income                         $  24,055          $  19,707
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    Average shares outstanding                     69,332             67,847
    Adjustments thereto (3)                         4,109              4,782
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    Shares used in computation                     73,441             72,629
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Per share                                            $.33               $.27
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(1) See Note 5 for pro forma earnings per share calculated in accordance with
    Statement of Financial Accounting Standards No. 128, Earnings per Share, which will be effective for financial statements for both interim and annual periods ending after December 15, 1997.
(2) Restated due to pooling of interests transactions completed in the third quarter of 1996 and the two-for-one common stock split effective June 7, 1996.
(3) Adjustments relate to application of modified treasury stock method.


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